UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2009

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

FLORIDA	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

        ☐       Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01      Other Information

        Our wholly-owned subsidiary, National Coal of Alabama, Inc. (“NC Alabama”), is party to that certain Note Purchase Agreement, dated October 19, 2007, by and among NC Alabama, TCW Energy Fund XIV, L.P., TCW Energy Fund XIV-A, L.P., and TCW Energy Fund XIV (Cayman), L.P. (each a “Holder” and collectively, the “Holders”, and TCW Asset Management Company, as administrative agent for the Holders (“TCW”), pursuant to which NC Alabama borrowed from the Holders $60 million in principal amount of indebtedness. The Note Purchase Agreement was amended by Amendment No. 1 and Waiver dated as of August 13, 2008, Amendment No. 2 and Waiver dated as of November 12, 2008, and Amendment No. 3 and Waiver dated as of March 23, 2009. The Note Purchase Agreement, as amended, is referred to herein as the “Credit Agreement”. As of June 30, 2009, NC Alabama owes the Holders approximately $64.0 million in principal and accrued interest under the Credit Agreement.

        In connection with the Credit Agreement, as additional consideration to the Holders, NC Alabama conveyed to the Holders an Overriding Royalty Interest (“ORRI”) with respect to all coal mined by National Coal of Alabama in the State of Alabama. Pursuant to the Conveyance of Overriding Royalty Interest, dated October 19, 2007, National Coal of Alabama agreed to pay the holders of the interest a royalty on 18.5 million tons of coal mined and sold by National Coal of Alabama, in an amount equal to (i) $2.00 per ton of coal mined and sold while the obligations remain outstanding under the Note Purchase Agreement, and (ii) an amount equal to 1% of the gross sales price of coal mined and sold after repayment of the obligations under the Note Purchase Agreement. For coal production through June 30, 2009, NC Alabama owes the Holders approximately $530,000 in royalties pursuant to the ORRI, of which approximately $340,000 is past due and has not been paid to the Holders pursuant to an oral agreement with the Holders to defer payment of royalties until the Holders make a demand for payment, whereupon all past due royalties will be immediately due and payable.

        Effective June 26, 2009, the Holders and TCW extended until July 13, 2009, the date by which NC Alabama was obligated to pay an amount of $1,874,600 of accrued interest on the loans made pursuant to the Credit Agreement (the “Interest Payment”), which Interest Payment was due and payable on June 26, 2009. NC Alabama’s failure to pay the Interest Payment by July 1, 2009 would have constituted an event of default under the Credit Agreement.

        On July 13, 2009, the Holders and TCW further extended until July 16, 2009, the date by which NC Alabama is obligated to pay the Interest Payment. NC Alabama’s failure to pay the Interest Payment by July 16, 2009 will constitute an event of default under the Credit Agreement. Upon the occurrence and during the continuation of an event of default under the Credit Agreement, TCW, with the consent of the Holders, could, without limitation, take the following actions: (i) declare all amounts due under the Credit Agreement immediately due and payable, (ii) increase the rate of interest on the outstanding loans by two percent per annum, and/or (iii) exercise all of its rights and remedies under the Credit Agreement and related security documents and applicable law, including any rights to seize substantially all of NC Alabama’s assets or the voting securities NC Alabama held by our wholly-owned subsidiary, NCC Corp.

        We are presently in discussions with TCW with the objective of modifying the Credit Agreement in order to address the imminent defaults under the Credit Agreement and NC Alabama’s ability to comply with the Credit Agreement on an ongoing basis, but have not yet been able to negotiate a satisfactory modification to the Credit Agreement. As a condition to any modification of the Credit Agreement, National Coal Corp. may invest additional capital into NC Alabama, which would require us to raise such proceeds through the sale by National Coal Corp. of its common stock or a newly created series of preferred stock. If we are unable to reach agreement with TCW to modify the Credit Agreement, we believe that TCW will immediately commence proceedings to foreclose on the outstanding capital stock of NC Alabama.

        Each of NCC Corp. and NC Alabama is an “unrestricted subsidiary” within the meaning of our 10.5% Senior Secured Notes due 2010, which means that these unrestricted subsidiaries do not have any indebtedness, including indebtedness owed to the Holders under the Credit Agreement, for which National Coal Corp. or any of its other subsidiaries is directly or indirectly liable, or for which National Coal Corp. or any of its other subsidiaries guarantees or otherwise provides credit support. No creditor of NCC Corp. or NC Alabama has a lien or encumbrance on assets of National Coal Corp. or its other subsidiaries, and National Coal Corp. and its other subsidiaries cannot and do not provide capital or other financial support to NCC Corp. and NC Alabama, except that National Coal Corp. can contribute to these unrestricted subsidiaries cash proceeds that National Coal Corp. raises from its concurrent sale of equity securities.

        We believe that the operations of National Coal Corp. and its other subsidiaries, which operate coal mines in Tennessee, will continue independent of the outcome of our negotiations with TCW and any actions that TCW may take with respect to NC Alabama and its assets. If we are unable to reach agreement with TCW to modify the Credit Agreement, it is likely that National Coal Corp.‘s ownership interest in NC Alabama will have no value.

        While we expect to continue negotiations with TCW regarding modifications to the Credit Agreement, we cannot make any assurances that TCW and the Holders will continue to forbear from exercising their rights under the Credit Agreement, that we will be able to successfully enter into an amendment of the Credit Agreement or that we will be able to otherwise resolve outstanding matters with TCW in a manner satisfactory to us. As a result of the conditions described herein, we are performing an analysis of our intangible and other non-current assets to determine if they are impaired and should be written down. These actions may have a material adverse effect on our financial condition or the market price of our common stock.

Forward-looking Statements

        This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to reach agreement with TCW and the Holders to modify the Credit Agreement on terms satisfactory to us, and our ability to satisfy any conditions to such modification imposed on us by TCW and the Holders, including our ability to contribute cash to NC Alabama that we raise from the sale of our equity securities. These and other risks are more fully described in our filings with the Securities and Exchange Commission including our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.
Date: July 13, 2009	By: /s/ Michael R. Castle —————————————— Michael R. Castle Chief Financial Officer

4